Exhibit 3.1
FrameWaves, Inc.
10-KSB

        AMENDED AND RESTATED ARTICLES OF INCORPORATION
                              OF
                       MESSIDOR LIMITED


  Pursuant to NRS 78.403 of the Nevada Business Corporations Act,
MESSIDOR LIMITED (the"Corporation") adopts the following Amendment and Restatement of its Articles of Incorporation by stating the following:

     FIRST:  The present name of the Corporation is Messidor Limited

     SECOND:  The following amendment and restatement to its Articles of Incorporation were adopted by majority vote of shareholders of the

Corporation on December 27, 2000 in the manner prescribed by Nevada law:

         AMENDED AND RESTATED ARTICLES OF INCORPORATION
                            OF
                     MESSIDOR LIMITED

                         ARTICLE I
                           NAME

     The name of the Corporation shall be:  FrameWaves, Inc.

                        ARTICLE II
                     PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                        ARTICLE III
                    PURPOSES AND POWERS

     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity as provided by the laws of the State of Nevada

                         ARTICLE IV
                      AUTHORIZED SHARES

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 110,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.

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The classes and the aggregate number of shares of
stock of each class which the corporation shall have authority to issue are as follows:

           (a)   100,000,000 shares of common stock,
                 $0.001 par value ("Common Stock");

           (b)  10,000,000 shares of preferred stock,
                $0.001 par value ("Preferred Stock").

      The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common
Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series;
and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

                      ARTICLE V
         ACQUISITION OF CONTROLLING INTEREST

      The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any
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effect on any transaction involving acquisition of
control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                     ARTICLE VI
      COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

                    ARTICLE VII
              LIMITATION ON LIABILITY

      A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                    ARTICLE VIII
         PRINCIPAL OFFICE AND RESIDENT AGENT

      The address of the Corporation's registered office in the state of Nevada is 3230 East
Flamingo Road, # 156, Las Vegas, Nevada, 89121.
The name of its initial resident agent in the state of Nevada is Gateway Enterprises, Inc.
Either the registered office or the resident agent may be changed in the manner provided by law.

                     ARTICLE IX
                     AMENDMENTS

      The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                      ARTICLE X
          ADOPTION AND AMENDMENT OF BYLAWS

      The board of directors shall not adopt the original bylaws, but shall adopt other bylaws in their discretion. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws.
The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

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                     ARTICLE XI
                      DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than five directors. The initial board of directors shall consist of three persons who are as follows:

          Name                               Address
     Dianne Hatton-Ward               1981 East 4800 South,
                                      Suite 100
                                      Salt Lake City, Utah 84117

     Susan Santage                    1981 East 4800 South,
                                      Suite 100
                                      Salt Lake City,Utah 84117

     Thomas A. Thomsen                1981 East 4800 South,
                                      Suite 100
                                      Salt Lake City, Utah 84117

     THIRD:  The number of shares of the

corporation outstanding and entitled to vote at the

time of the adoption of said amendment was

16,560,000.

     FOURTH:   The number of shares voted for such

amendment and restatement was 10,296,558 or  62.17%

and the number voted against such amendment was 0 or 0%.




     DATED:  December 27, 2000

                                   MESSIDOR LIMITED
                                   /s/ Tom Thomsen
                                   Thomas A. Thomsen,
                                   President

                                   /s/ Susan Santage
                                   Susan Santage,
                                   Vice President

                                   /s/ Dianne Hatton-Ward
                                   Dianne Hatton-Ward, Secretary/Treasurer


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